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                                                                     EXHIBIT 3.2

                           YARDVILLE NATIONAL BANCORP

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION

            Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

      1. The name of the Corporation is:

                           Yardville National Bancorp

      2. The first sentence of Articles III.A of the Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

                  "The total authorized capital stock of the Corporation shall be 21,000,000 shares, consisting of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock which may be issued in one or more classes or series."

      3. The amendment was adopted by the Corporation's shareholders pursuant to a vote taken at the 2003 Annual Meeting of the Corporation's shareholders, held on June 5, 2003.

      4. A total of 10,400,705 shares of capital stock of the Corporation were entitled to vote upon the amendment.

      5. The number of shares voting for and against the amendment is as follows:

Number of Shares Voting for Amendment  Number of Shares Voting Against Amendment
-------------------------------------  -----------------------------------------

           8,240,395                                  158,749

      6. The amendment shall become effective upon the date of filing.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 5th day of June, 2003.

                                            YARDVILLE NATIONAL BANCORP

                                            By: Stephen F. Carman
                                                ----------------------------
                                            Name:  Stephen F. Carman
                                            Title: Vice President